                                                                    EXHIBIT 99.6



                            CONSENT OF LLOYD LYNFORD


         Pursuant to Rule 438 of the General Rules and Regulations under the Securities Act of 1933, I, Lloyd Lynford, hereby consent to be named as a prospective director of Wellsford Real Properties, Inc. (expected to be renamed Reis, Inc. upon the consummation of the merger) in the Registration Statement on Form S-4 of Wellsford Real Properties, Inc. being filed herewith and any subsequent amendments thereto.


/s./LLOYD LYNFORD
-----------------
Lloyd Lynford

Dated: December 15, 2006